Code of Ethics

                        Implementation Date: January 2006
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General

The Code of Ethics is predicated on the principle that VALHALLA CAPITAL PARTNERS owes a fiduciary duty to its clients. (1) Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, VALHALLA CAPITAL PARTNERS will:

    o Place client interests ahead of VALHALLA CAPITAL PARTNERS' - As a fiduciary, VALHALLA CAPITAL PARTNERS will serve in its clients' best interests. In other words, Employees may not benefit at the expense of advisory clients. This concept is particularly relevant when Employees are making personal investments in securities traded by advisory clients.

    o Engage in personal investing that is in full compliance with VALHALLA CAPITAL PARTNERS' Code of Ethics - Employees must review and abide by VALHALLA CAPITAL PARTNERS' Personal Securities Transaction and Insider Trading Policies.

    o Avoid taking advantage of your position - Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with VALHALLA CAPITAL PARTNERS, or on behalf of an advisory.

    o Maintain full compliance with the Federal Securities Laws - Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act [17j-1] and Rule 17j-1 under the IC Act. In addition, VALHALLA CAPITAL PARTNERS employees who are Officers of a RIC must also abide by the Fund's Officer Code of Conduct that is established by the investment company.

Any questions with respect to VALHALLA CAPITAL PARTNERS' Code of Ethics should be directed to the CCO and/or a Managing Partner. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Risks

In developing this policy and procedure, VALHALLA CAPITAL PARTNERS considered the material risks associated with administering the code of ethics. This analysis includes risks such as:

    o Access person engages in various personal trading practices that wrongly make use of non-public information resulting in harm to clients or unjust enrichment to access person. (These practices include trading ahead of clients and passing non-public information on to spouses and other persons over whose accounts the access person has control.)

    o Access persons are able to cherry pick clients' trades and systematically move profitable trades to a personal account and let less profitable trades remain in clients' accounts.

----------------------
(1)      S.E.C. v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

    o One or more Employees engage in an excessive volume of personal trading that detracts from their ability to perform services for clients.

    o Employees take advantage of their position by accepting gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with VALHALLA CAPITAL PARTNERS.

    o The personal trading of Employees does not comply with certain provisions under rule 204A-1 of the Adviser Act (and Rule 17j-1 of the IC Act).

    o    Access persons are not aware of what constitutes insider information.

         Employees serve as trustees and/or directors of outside organizations. (This could present a conflict in a number of ways, for example, if the adviser wants to recommend the organization for investment or if the organization is one of VALHALLA CAPITAL PARTNERS' service providers.)

    o Employees use firm property, including research, supplies, and equipment, for personal benefit.

VALHALLA CAPITAL PARTNERS has established the following guidelines to effectuate and monitor VALHALLA CAPITAL PARTNERS' code of ethics.

Guiding Principles & Standards of Conduct

All Employees of VALHALLA CAPITAL PARTNERS, and consultants closely associated with the Company, will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that VALHALLA CAPITAL PARTNERS expects from its Employees and consultants:

    o Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, Employees, colleagues in the investment profession, and other participants in the global capital markets;

    o Place the integrity of the investment profession, the interests of clients, and the interests of VALHALLA CAPITAL PARTNERS above one's own personal interests;

    o Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

    o    Avoid any actual or potential conflict of interest;

    o Conduct all personal securities transactions in a manner consistent with this policy; Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

    o Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

    o Promote the integrity of, and uphold the rules governing, capital markets;

    o Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

    o    Comply with applicable provisions of the federal securities laws.

     VALHALLA CAPITAL PARTNERS HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH IN THIS CODE OF ETHICS. IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

1.                Personal Security Transaction Policy

Employees may not purchase or sell any security in which the Employee has a beneficial ownership unless the transaction occurs in an exempted security or the Employee has complied with the Personal Security Transaction Policy set forth below. Employees and their immediate family sharing the same household may not purchase individual securities except for iExempti securities listed in the iReportable and Exempt Securitiesi section. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive and/or Guardian relationships are included. All employee and immediate family purchases of high-yield securities must be made in Fund(s) advised or sub-advised by Valhalla Capital Partners. All employee and immediate family purchases of securities other than high-yield must be made in Reportable and Exempt Securities (see definition).

Purchases and sales in Fund(s) advised or sub-advised by Valhalla Capital Partners are subject to the following black-out periods: VALHALLA CAPITAL PARTNERS' employees may not purchase or sale shares in Fund(s) advised or sub-advised by Valhalla Capital Partners 3 business days prior and/or 3 business days after the release of any public information concerning those Funds.

Pre-Clearance Procedures

Employees must have written clearance for all personal securities transactions before completing the transactions. VALHALLA CAPITAL PARTNERS reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct.

Generally, Employees shall complete VALHALLA CAPITAL PARTNERS' Pre-Clearance Form (See Attachment A) or may request pre-clearance via email. All pre-clearance requests must be submitted to the CCO or someone so designated by the CCO with the CCO's oversight. Once pre-clearance is granted to an Employee, such Employee may only transact in that security for the remainder of the day.(2) If the Employee wishes to transact in that security on the following or any other day, they must again obtain pre-clearance from the CCO or MANAGING PARTNER. Unless otherwise noted, no pre-clearance is required for transactions taking place in the exempted securities noted below.

VALHALLA CAPITAL PARTNERS' Personal Security Transaction Policy forbids employees and their immediate family from purchasing individual securities

------------------------------
(2) However, Employees may pre-clear a reportable transaction at a specified price (i.e. a limit order) and the outstanding order may be good until canceled by the Employee. In such instances, the transaction may occur on a day other than the day in which the preclearance is granted. If the Employee alters any aspect of the order (most notably the limit price), the Employee must again seek preclearance for the transaction. These types of transactions must be reported on a quarterly basis similarly to all of the Employee's other reportable transactions.

(except for "Exempt" securities listed in the "Reportable and Exempt Securities" section). Therefore a Watch List of securities is not maintained by VALHALLA CAPITAL PARTNERS.

With regard to a prospective Employee investment in a limited offering sponsored by VALHALLA CAPITAL PARTNERS or an affiliate of VALHALLA CAPITAL PARTNERS, such Employee shall not be required to obtain pre-approval from the CCO for an "initial" investment or subscription to such affiliated limited offering. Rather, the execution of a subscription document shall serve as evidence of VALHALLA CAPITAL PARTNERS' pre-approval of Employee's investment in the affiliated limited offering. All subsequent investments in such affiliated limited offering(s) that do not require the execution of additional subscription agreements do however require pre-approval of CCO via the aforementioned Limited Offering and IPO Request and Reporting Form included as Attachment B.

Reportable and Exempt Securities

VALHALLA CAPITAL PARTNERS requires Employees to provide periodic reports (See Reporting section below) regarding transactions and holdings in any security (i.e. a Reportable Security), except that it does not include:

    o    Direct obligations of the Government of the United States;

         Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

    o    Shares issued by money market funds;

    o    Shares issued by open-end funds other than Reportable Funds(3); and

    o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.


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(3) Currently, Valhalla Capital Partners is the investment manager to the registered investment companies identified on Appendix A.

     PLEASE NOTE, SUCH EXEMPTION DOES NOT APPLY TO SHARES OF MUTUAL FUNDS THAT ARE ADVISED BY VALHALLA CAPITAL PARTNERS (OR AN AFFILIATE) OR ARE OTHERWISE AFFILIATED WITH VALHALLA CAPITAL PARTNERS (OR AN AFFILIATE). MORE SPECIFICALLY, EMPLOYEES MUST PRE-CLEAR AND REPORT ANY PERSONAL TRANSACTION IN A REPORTABLE FUND.

Beneficial Ownership

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

    o Securities held by members of Employees' immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive and/or Guardian relationships are included;

    o Employees' interests as a general partner in securities held by a general or limited partnership; and

    o Employees' interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

    o Ownership of securities as a trustee where either the Employee or members of the Employees' immediate family have a vested interest in the principal or income of the trust;

    o    Ownership of a vested beneficial interest in a trust; and

    o An Employee's status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

Investments in Limited Offerings and IPOs

No Employee shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering or IPO without first obtaining prior approval of the CCO in order to preclude any possibility of their profiting improperly from their positions on behalf of a client. The CCO shall (a) obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee's activities on behalf of a client); and (b) conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the limited offering or IPO), that no clients have any foreseeable interest in purchasing such security. A record of such approval by the CCO and the reasons supporting those decisions shall be kept as required in the Records section of this Policy. Please refer to Attachment B for a copy of the Limited Offering and IPO Request and Reporting Form. The CCO may request a copy of any offering materials (subscription agreement, etc.) associated with the Limited Offering.

Reporting

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, EMPLOYEES MAY CHOOSE TO INSTRUCT THEIR BROKER-DEALER TO PROVIDE DIRECTELY TO VALHALLA CAPITAL PARTNERS (1) DUPLICATE BROKERAGE STATEMENTS AND/OR (2) DUPLICATE TRADING CONFIRMATIONS FOR ALL TRADES (OF ANY AND ALL TYPES WHATSOEVER) BE SUBMITTED AS THEY ARE PROCESSED, IN FULFILLMENT OF THE QUARTERLY TRANSACTION REPORTING OBLIGATIONS SET FORTH IN THIS POLICY, PROVIDED HOWEVER THAT TRADING IN ANY SECURITIES THAT ARE NOT REFLECTED IN THE STATEMENTS AND/OR CONFIRMATIONS SET FORTH ABOVE MUST BE PROVIDED IN THE FORMAT, TIME AND MANNER SET FORTH BELOW.

Quarterly Transaction Reports

Employees shall be required to instruct their broker-dealers to send to VALHALLA CAPITAL PARTNERS duplicate broker trade confirmations and/or account statements of the Employee which shall be received by the CCO, at a minimum, no later than thirty (30) days after the end of each calendar quarter. If an Employee's trades do not occur through a broker-dealer (i.e., purchase of a private investment fund), such transactions shall be reported separately on the quarterly personal securities transaction report provided in Attachment C. The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership(4) :
(a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted.

[17j-1] Employees shall also report on a quarterly basis, not later than 30 days after the end of the calendar quarter, the name of any account established by the Employee during the quarter in which any securities were held during the quarter for the direct or indirect benefit of the Employee, the date the account was established, and the date the report was submitted. Such transactions shall be reported separately on the quarterly personal securities transaction report provided in Attachment D.


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(4) Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

     EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS BY MEMBERS OF THE EMPLOYEE'S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD.

Initial and Annual Holdings Reports

New VALHALLA CAPITAL PARTNERS Employees are required to report all of their personal securities holdings not later than 10 days after the commencement of their employment (See Attachment E for a copy of the Initial Holdings Report and Attachment F Initial Reporting - Security Accounts). The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes subject to this Code.

Existing Employees are required to provide VALHALLA CAPITAL PARTNERS with a complete list of securities holdings on an annual basis, or on or before February 14th (as determined by VALHALLA CAPITAL PARTNERS) of each year. The report shall be current as of December 31st , which is a date no more than 45 days from the final date the report is due to be submitted. (See Attachment G for a copy of the Annual Reporting - Security Accounts and Attachment H for a copy of the Annual Holdings Report).

Each holdings report (both the initial and annual) must contain, at a minimum:
(a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Employee has any direct or indirect beneficial ownership;
(b) the name of any broker, dealer or bank with which the Employee maintains an account in which any securities are held for the Employee's direct or indirect benefit; and (c) the date the Employee submits the report. In the event that Employee submits brokerage or custodial statements to satisfy the initial and/or annual holdings report requirement, Employee must be certain that such statements include the information listed above.


     AS NOTED ABOVE, EMPLOYEES MUST REPORT THE NAME OF ANY BROKER, DEALER OR BANK WITH WHICH THE EMPLOYEE MAINTAINS AN ACCOUNT IN WHICH ANY SECURITIES ARE HELD FOR THE EMPLOYEE'S DIRECT OR INDIRECT BENEFIT. PLEASE NOTE THAT THIS REQUIREMENT DOES NOT PROVIDE FOR ANY EXEMPTIONS TO THE DEFINITION OF A SECURITY. THUS, IF EMPLOYEES HAVE A BENEFICIAL INTEREST IN A NON-REPORTABLE SECURITY IN AN ACCOUNT THAT HAS NOT PREVIOUSLY BEEN REPORTED, THE NAME OF THE BROKER, DEALER OR BANK WHERE THESE ACCOUNTS ARE MAINTAINED MUST BE REPORTED.

Duplicate Copies

A form brokerage letter is attached to this Policy as Attachment I. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to a particular Employee, such Employee may complete and send a brokerage letter similar to Attachment I to each bank, broker or dealer maintaining an account on behalf of the Employee.

Exceptions from Reporting Requirements

An Employee is not required to submit: 1) a transaction or initial and annual holdings report with respect to securities held in accounts over which the Employee had no direct or indirect influence or control (i.e., any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager and over which such employee has no direct or indirect influence or control), and 2) a transaction report with respect to transactions effected pursuant to an Automatic Investment Plan. The CCO will determine on a case-by-case basis whether an account qualifies for either of these exceptions. In addition, from time to time, the CCO may exempt certain transactions on a fully documented trade-by-trade basis.

Trading and Review

Though not prohibited by this Personal Security Transaction Policy, VALHALLA CAPITAL PARTNERS does not expect its Employees to engage in frequent short-term (60 days) trading. In addition, except for limited circumstances and subject to pre-clearance approval, VALHALLA CAPITAL PARTNERS forbids its Employees to trade opposite of the Company's recommendations. VALHALLA CAPITAL PARTNERS strictly forbids Front-Running client accounts, which is a practice generally understood to be Employees personally trading ahead of client accounts. The CCO will closely monitor Employees' investment patterns to detect these abuses. Finally, Employees are strictly prohibited from engaging in short-term trades of mutual fund shares, as to avoid even the appearance of market timing activities. A Managing Partner will monitor the CCO's personal securities transactions for compliance with the Personal Security Transaction Policy.

[17j-1] the review of trading activity reported in the Employees' and Advisory Representatives' Quarterly Transactions Report will be reviewed in conjunction with the firms' trading blotter against all client trades for the period. In addition, VALHALLA CAPITAL PARTNERS may question, though does not prohibit, trading activity reported by Employees' within the most recent 15 days in which a security or option, not limited to the same direction of trade, is or has been held for by a Fund.

The reason for the development of a post transaction review process is to ensure that VALHALLA CAPITAL PARTNERS has developed procedures to supervise the activities of its associated persons. The comparison of Employee trades to those of advisory clients will identify potential conflicts of interest or the appearance of a potential conflict.

If VALHALLA CAPITAL PARTNERS discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO to review the facts surrounding the transactions. This meeting shall help VALHALLA CAPITAL PARTNERS to determine the appropriate course of action.

Reporting Violations and Remedial Actions

VALHALLA CAPITAL PARTNERS takes the potential for conflicts of interest caused by personal investing very seriously. As such, VALHALLA CAPITAL PARTNERS requires its Employees to promptly report any violations of the Code of Ethics to the CCO. VALHALLA CAPITAL PARTNERS' management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

If any violation of VALHALLA CAPITAL PARTNERS' Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions as he/she deems appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself.

2.       Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with
Section 204A, VALHALLA CAPITAL PARTNERS has instituted procedures to prevent the misuse of nonpublic information.

In the past, securities laws have been interpreted to prohibit the following activities:

    o Trading by an insider while in possession of material non-public information; or

    o Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

    o Communicating material non-public information to others in breach of a fiduciary duty.

Whom Does the Policy Cover?

This policy covers all of VALHALLA CAPITAL PARTNERS' Employees as well as any transactions in any securities participated in by immediate family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

What Information is Material?

         Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as Material:

    o    Dividend or earnings announcements

    o    Write-downs or write-offs of assets
    o    Additions to reserves for bad debts or contingent liabilities
    o    Expansion or curtailment of company or major division operations
    o    Merger, joint venture announcements
    o    New product/service announcements
    o    Discovery or research developments
    o    Criminal, civil and government investigations and indictments
    o    Pending labor disputes
    o    Debt service or liquidity problems
    o    Bankruptcy or insolvency problems
    o    Tender offers, stock repurchase plans, etc.
    o    Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also Non-Public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

VALHALLA CAPITAL PARTNERS' Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the itipi made to the Employee makes him/her a itippeei depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The ibenefiti is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Selective Disclosure

Employees must never disclose the composition of client portfolios to outside third-parties unless: (1) the information is otherwise publicly available or (2) directed to do so by the client pursuant to fully-disclosed selective disclosure practices specific to the client and with the approval of a Managing Partner. Federal securities laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of VALHALLA CAPITAL PARTNERS' fiduciary duty to clients. Selectively disclosing the portfolio holdings of a client's portfolio to certain Clients/outside parties may also be viewed as VALHALLA CAPITAL PARTNERS engaging in a practice of favoritism. All inquiries that are received by Employees to disclose portfolio holdings must be immediately reported to the CCO and Managing Partner.

VALHALLA CAPITAL PARTNERS will provide certain information relating to the performance of the Funds to Clients, as requested. All Clients are provided with the opportunity to request such information to ensure that no selective disclosure of such information has occurred.

Relationships with Clients

VALHALLA CAPITAL PARTNERS' may retain executives of public companies and other well connected individuals as advisory clients. While VALHALLA CAPITAL PARTNERS may occasionally converse with these individuals as part of the normal course of its research/due diligence process, Portfolio Managers and Analysts must be aware that the relationship could incentivize those individuals to divulge additional information (including material non-public information) to VALHALLA CAPITAL PARTNERS due to the potential for personal gain. Accordingly, VALHALLA CAPITAL PARTNERS will be cognizant of this potential conflict and take extra precautions when discussing investment matters with clients that are employed by companies currently, or proposed to be invested in by VALHALLA CAPITAL PARTNERS.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to follow if an Employee Believes that he/she Possesses Material, Non-Public Information

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO and MANAGING PARTNER as soon as possible. From this point, the Employee, CCO and MANAGING PARTNER will conduct research to determine if the information is likely to be considered important to Clients in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

    o Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.(5)

    o Shall not engage in securities transactions of any company, except in accordance with VALHALLA CAPITAL PARTNERS' Personal Security Transaction Policy and the securities laws.

    o Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

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(5) Please refer to the Trading Policy for a discussion of instances in which
VALHALLA CAPITAL PARTNERS trades in reliance on iBig Boy Letters.

    o Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

    o Shall immediately report the potential receipt of non-public information to the CCO and MANAGING PARTNER.

    o Shall not proceed with any research, trading, etc. until the CCO and MANAGING PARTNER inform the Employee of the appropriate course of action.

3.       Serving as Officers, Trustees and/or Directors of Outside Organizations

         Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment J. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, VALHALLA CAPITAL PARTNERS may determine that it is in its clients' best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of VALHALLA CAPITAL PARTNERS can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between VALHALLA CAPITAL PARTNERS and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, VALHALLA CAPITAL PARTNERS may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in such outside activities without the prior written approval from the CCO. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

4.       Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with VALHALLA CAPITAL PARTNERS and in which he or she knows VALHALLA CAPITAL PARTNERS might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to VALHALLA CAPITAL PARTNERS, and obtaining written authorization to participate from the CCO (refer to Attachment K).

Any personal or family interest of an Employee in any VALHALLA CAPITAL PARTNERS business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by VALHALLA CAPITAL PARTNERS may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

5.       Loans

No Employee may borrow funds from or become indebted to, any person, business or company having business dealings or a relationship with VALHALLA CAPITAL PARTNERS, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Employee may use VALHALLA CAPITAL PARTNERS' name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

6.       Dealings with Government and Industry Regulators

VALHALLA CAPITAL PARTNERS' policy forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, selfregulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against VALHALLA CAPITAL PARTNERS. Employees are expected, if requested, to provide VALHALLA CAPITAL PARTNERS with reasonable assistance, including, but not limited to, meeting or consulting with VALHALLA CAPITAL PARTNERS and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

7.       Political Contributions and Public Office

The following outlines VALHALLA CAPITAL PARTNERS' policies with respect to political contributions and public office:

    o Political contributions, gifts, subscription, loans, advance, or deposit of money or anything of value are not to exceed $250.00 per candidate per election;

    o Contributions by VALHALLA CAPITAL PARTNERS and/or Employees to politically connected individuals/entities who may have the ability, in some way, to influence clients to VALHALLA CAPITAL PARTNERS are strictly prohibited;

    o An Employee is permitted to make a contribution to a candidate only if the Employee is entitled to vote for him/her at the time of the contribution (though contributions to Presidential candidates are excluded from this requirement);

    o    No Employee is permitted to make any soft dollar contributions; and

    o No Employee can hold a public office if it in any way conflicts with VALHALLA CAPITAL PARTNERS' business.

8.       Improper Use of VALHALLA CAPITAL PARTNERS Property

No Employee may utilize property of VALHALLA CAPITAL PARTNERS or utilize the services of VALHALLA CAPITAL PARTNERS, its principals or employees, for his or her personal benefit or the benefit of another person or entity, without proper and express written approval of the CCO. For this purpose, ipropertyi means both tangible and intangible property, including VALHALLA CAPITAL PARTNERS and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

9.       Protection of VALHALLA CAPITAL PARTNERS' Name

Employees should at all times be aware that VALHALLA CAPITAL PARTNERS' name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of VALHALLA CAPITAL PARTNERS' name in any manner that could be misinterpreted to indicate a relationship between VALHALLA CAPITAL PARTNERS and any other entity or activity.

10.      Employee Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

11.      Gifts

To hold to the highest standards of conduct and refrain from any real or perceived conflicts of interest, employees may not accept ANY investment opportunities, gifts or other gratuities from individuals seeking to conduct business with VALHALLA CAPITAL PARTNERS, or on behalf of an advisory client. Employees may attend business meals, sporting events and other entertainment events ONLY at the expense of the Employee. The expense may be submitted to VALHALLA CAPITAL PARTNERS for reimbursement subject to VALHALLA CAPITAL PARTNERS' expense reimbursement policy. All gifts must be returned to the giver at VALHALLA CAPITAL PARTNERS expense. If the gift cannot be returned, the gift will be anonymously donated to a charity.

Employees are reminded that if VALHALLA CAPITAL PARTNERS manages Taft-Hartley funds, any gratuity provided by VALHALLA CAPITAL PARTNERS to labor unions or union representatives that have an iinteresti in the Taft-Hartley fund (including the members covered by the Taft-Hartley fund) in excess of $25 are required to be reported on Attachment L and Department of Labor Form LM-10. Accordingly, VALHALLA CAPITAL PARTNERS will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

12.     Travel Expenses

Employees may charge against appropriate VALHALLA CAPITAL PARTNERS accounts normal and reasonable travel and travel-related expenses incurred for a VALHALLA CAPITAL PARTNERS business purpose. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and other miscellaneous travel related expenses. When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs. While VALHALLA CAPITAL PARTNERS has not prescribed limits on such expenses, VALHALLA CAPITAL PARTNERS may reiterate its policy with Employees as necessary.

VALHALLA CAPITAL PARTNERS will pay for all travel expenses (airline, hotel, meals and incidentals) related to Employees' attendance at conferences, company visits, etc. In the event that any such expenses are included as part of the event (i.e. a broker charters a jet for numerous investment firms, including VALHALLA CAPITAL PARTNERS, to visit a company, etc.), VALHALLA CAPITAL PARTNERS shall determine the approximate value of the expense and forward the third-party a reimbursement check. VALHALLA CAPITAL PARTNERS has adopted this policy in order to avoid any perceived conflict of interest associated with our relationships with outside service providers.

Disclosure

VALHALLA CAPITAL PARTNERS shall describe its Code of Ethics to clients in Part II of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics. All client requests for VALHALLA CAPITAL PARTNERS' Code of Ethics shall be directed to the CCO.

[17j-1] The requirement to report on issues to VALHALLA CAPITAL PARTNERS' clients, including Fund and ERISA client's Boards under this Code and securities regulations may include significant conflicts of interest that arise involving the personal investment policies, even if the conflicts have not resulted in a violation of this Code. For example, VALHALLA CAPITAL PARTNERS may be required to report to the client's Board if a Portfolio Manager is a director of a company whose securities are held by the client's portfolio.

If the CCO determines that a material violation of this Code has occurred, he or she shall promptly report the violation, and any enforcement action taken, to VALHALLA CAPITAL PARTNERS' senior management. If VALHALLA CAPITAL PARTNERS' senior management determines that such material violation appears to involve a fraudulent, deceptive or manipulative act, VALHALLA CAPITAL PARTNERS will report its findings to the Fund's Board of Directors or Trustees pursuant to Rule 17j-1. VALHALLA CAPITAL PARTNERS will report all material violations to the Fund's Board of Directors or Trustees pursuant to Rule 17j-1 on an annual basis.

Recordkeeping

VALHALLA CAPITAL PARTNERS shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or VALHALLA CAPITAL PARTNERS' management.

    o A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

    o A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

    o A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of VALHALLA CAPITAL PARTNERS.

    o A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

    o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

    o The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

    o [17j-1] a copy of each finding and the written annual report presented to the Board of a Fund shall be preserved by VALHALLA CAPITAL PARTNERS for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

Responsibility

The CCO will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the CCO. All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment.

[17j-1] In the event a material change is made to the Personal Trading Policy of the Code of Ethics, the CCO shall inform the Fund's CCO of such material change and ensure that such material change is approved by the Fund's Board no later than 6 months after adoption of the material change.Appendix A

Appendix A

                                Reportable Funds

Reportable Fund - Any fund for which VALHALLA CAPITAL PARTNERS serves as the investment adviser as defined in section 2(a)(20) of the IC Act, or any fund whose investment adviser or principal underwriter controls VALHALLA CAPITAL PARTNERS, is controlled by VALHALLA CAPITAL PARTNERS, or is under common control with VALHALLA CAPITAL PARTNERS.

The Fund(s) listed below are Reportable Funds for VALHALLA CAPITAL PARTNERS:

     1.  First Trust Strategic High Income Fund

Attachment A

                       Personal Trading Pre-Clearance Form
         The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval. Employees or their immediate families may not purchase individual high-yield securities. Any purchase of high-yield securities must be made in a Fund advised or sub-advised by VALHALLA CAPITAL PARTNERS.

1.   Buy      ____________      Sell    ____________ Short ____________
2.   Security____________________________________________________
3.   Common Stock  _________  Option _________  Debt __________ Other __________
4.   If applicable, is the Equity a iNew Issuei? Yes___________ No____________
5.   Symbol   ________________________
6.   Number of Shares/Contracts/Principal_____________________
7.   Brokerage Account Number ____________________  Custodian __________________
8. Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or securities laws.
9. Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than seven (7) days.
10. Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than sixty (60) days if the security is held in a client account as of the date below.

Employee ___________________________________________ (PRINT NAME)

Signed _____________________________________________  Date: _________________

         By signing below, the individual verifies that the proposed transaction described above does not violate VALHALLA CAPITAL PARTNERS' Personal Security Transaction Policy. Note: One signature is required for pre-clearance.

-----------------------------------------------              ------------------
Chief Compliance Officer                                            Date

-----------------------------------------------              ------------------
MANAGING PARTNER/Trader/Portfolio Manager                           Date

Attachment B

                Limited Offering & IPO Request and Reporting Form


Name of Issuer:         ___________________________________

Type of Security:       ___________________________________

Public Offering Date:   ___________________________________
                        (for proposed IPO investments only)


By signing below, I certify and acknowledge the following:

     1. I am not investing in this limited offering or IPO to profit improperly from my position as an VALHALLA CAPITAL PARTNERS Employee;

     2. The investment opportunity did not arise by virtue of my activities on behalf of an VALHALLA CAPITAL PARTNERS client; and

     3. To the best of my knowledge, no VALHALLA CAPITAL PARTNERS clients have any foreseeable interest in purchasing this security.

Furthermore, by signing below, I certify that I have read the VALHALLA CAPITAL PARTNERS Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand VALHALLA CAPITAL PARTNERS reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. I have provided all offering materials related to this proposed investment to the CCO at his/her request.



Date:    _____________     Signature:       ___________________________________

                           Print Name:      ___________________________________

--------------------------------------------------------------------------------
Internal Use Only

____ Approved           ____ Not Approved          Person Approving _____

Reasons Supporting Decision to Approve/Note Approve: ___________________________
________________________________________________________________________________
________________________________________________________________________________

--------------------------------------------------------------------------------

Attachment C

                      QUARTERLY TRANSACTION REPORTING FORM

            REPORTING EMPLOYEE: ____________________________________

           FOR QUARTER ENDED _______________________________________

In accordance with VALHALLA CAPITAL PARTNERS' Code of Ethics, please provide a list of all reportable securities transactions that have occurred during the previous calendar quarter in any account in which you maintain a pecuniary interest.



                           TYPE(E.G.,
                           EQUITY;     TICKER                                     INTEREST
NUMBER        SECURITY     FIXED       OR CUSIP    PRINCIPAL    BUY (ACQUIRE)/    RATE/                        BROKER, DEALER
OF SHARES     NAME         INCOME)     (IF APP.)   AMOUNT       SELL (DISPOSE)    MATURITY     PRICE   DATE    OR BANK
---------     --------     ---------   ---------   ---------    --------------    ---------    -----   ----    ---------------













   TO BE USED FOR TRANSACTIONS THAT OCCUR OUTSIDE OF YOUR BROKERAGE ACCOUNTS.
 DELIVER TO CHIEF COMPLIANCE OFFICER WITHIN 30 DAYS OF THE END OF EACH CALENDAR
                  QUARTER. USE ADDITIONAL SHEETS IF NECESSARY.


Attachment D [17j-1 Reporting Only]


                      QUARTERLY ACCOUNT OPENING REPORTING FORM

            REPORTING EMPLOYEE: ____________________________________

           FOR QUARTER ENDED _______________________________________


In accordance with VALHALLA CAPITAL PARTNERS' Code of Ethics, please provide a list of all reportable securities accounts that have opened during the previous calendar quarter in which you maintain a pecuniary interest.


NAME OF BROKER,                                 ACCOUNT         DATE OF ACCOUNT
DEALER OF BANK          ACCOUNT TITLE           NUMBER          ESTABLISHMENT
--------------          -------------           -------         ---------------

I certify that this form fully discloses all of the newly opened accounts in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities to which the report relates.


--------------------------------------------
Print Name

--------------------------------------------            ----------------------
Signature                                                       Date

                                ------------------------------------------------
                                  Reviewed by:  _______________________________

                                  Date of Review: _____________________________

                                  Exception(s) Noted:   _____ No     _____ Yes

                                  If Yes, Describe:  __________________________

                                ------------------------------------------------

Attachment E


                     Initial Reporting - Securities Accounts

Employee _______________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with VALHALLA CAPITAL PARTNERS' Code of Ethics, please provide a list of all securities accounts in which you have a pecuniary interest.


NAME OF BROKER,
DEALER OF BANK                  ACCOUNT TITLE                   ACCOUNT NUMBER
---------------                 -------------                   --------------


















I certify that this form fully discloses all of the securities accounts in which I have a pecuniary interest.


---------------------------------------------        ---------------------------
Signature                                             Date

------------------------------------------------
Reviewed by:  _______________________________

Date of Review: _____________________________

Exception(s) Noted:   _____ No     _____ Yes

If Yes, Describe:  __________________________

------------------------------------------------

Attachment F
                     Initial Reporting - Securities Holdings

         In accordance with VALHALLA CAPITAL PARTNERS' Code of Ethics, please provide a list of all reportable securities in which you have a pecuniary interest. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.



                               TYPE (E.G.,       TICKER
NUMBER        SECURITY         EQUITY; FIXED     OR CUSIP        PRINCIPAL
OF SHARES     NAME             INCOME)           (IF APP.)       AMOUNT
---------     --------         ---------         ---------       ---------













                      Use additional sheets as necessary.


I certify that this form fully discloses all of the reportable securities in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the reportable security to which the report relates.


-----------------------------------------------        -------------------------
Signature                                                      Date





------------------------------------------------
Reviewed by:  _______________________________

Date of Review: _____________________________

Exception(s) Noted:   _____ No     _____ Yes

If Yes, Describe:  __________________________

------------------------------------------------

Attachment G


                     Annual Reporting - Securities Accounts

Employee _______________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with VALHALLA CAPITAL PARTNERS' Code of Ethics, please provide a list of all securities accounts in which you have a pecuniary interest.

NAME OF BROKER,
DEALER OR BANK                  ACCOUNT TITLE                 ACCOUNT NUMBER
---------------                 -------------                 --------------
















I certify that this form fully discloses all of the securities accounts in which I have a pecuniary interest.



-----------------------------------------------        -------------------------
Signature                                                      Date






------------------------------------------------
Reviewed by:  _______________________________

Date of Review: _____________________________

Exception(s) Noted:   _____ No     _____ Yes

If Yes, Describe:  __________________________

------------------------------------------------

Attachment H
                     Annual Reporting - Securities Holdings

In accordance with VALHALLA CAPITAL PARTNERS' Code of Ethics, please provide a list of all reportable securities in which you have a pecuniary interest. This includes reportable securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.



                               TYPE (E.G.,       TICKER
NUMBER        SECURITY         EQUITY; FIXED     OR CUSIP        PRINCIPAL
OF SHARES     NAME             INCOME)           (IF APP.)       AMOUNT
---------     --------         ---------         ---------       ---------

















                       Use additional sheets as necessary.

I certify that this form fully discloses all of the reportable securities in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the reportable security to which the report relates.


-----------------------------------------------        -------------------------
Signature                                                      Date






------------------------------------------------
Reviewed by:  _______________________________

Date of Review: _____________________________

Exception(s) Noted:   _____ No     _____ Yes

If Yes, Describe:  __________________________

------------------------------------------------

Attachment I


                           SAMPLE OF BROKERAGE LETTER


DATE
NAME OF CUSTODIAN
ADDRESS
CITY, STATE, ZIP

Re:      Account No.       _______________________________

         Account Name      _______________________________


Dear [NAME],

As of [DATE], please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

         Valhalla Capital Partners, LLC
         Attn: Ken L. Mathis, Chief Compliance Officer
         501 S. Fourth St., 4th Floor
         Louisville, KY 40202

If you have any questions or concerns, please feel free to give me a call at
(502) 588-1252. Thank you for your immediate attention to this matter.

Sincerely,



[NAME]

cc:    [NAME]

Attachment J

                  Request for Approval of Outside Activity Form

The undersigned hereby requests approval for participation in the following outside activity: ______________________________________________________________

Name and address of company or organization:  __________________________________
________________________________________________________________________________

Nature of organization's primary business or purpose:___________________________

Is this a public company?  (YES/NO)  If YES, stock symbol:______________________

Complete description of anticipated role with organization:_____________________
________________________________________________________________________________

Describe any compensation you will receive:  ___________________________________

If this request for approval is granted:

o I agree to notify the Chief Compliance Officer of any change in the above information.

o       I agree, for private or not-for-profit organizations, to seek approval

o to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

o I am aware of no other employees who are officers or directors of the organization noted above.

o I agree to adhere to the insider trading policies of both Valhalla Capital Partners, LLC ("VCP") and the organization, and not to communicate any material non-public information in my possession regarding the organization to VCP's investment advisory or research staff.

o I will avoid participation in discussions regarding service, investment management, or other arrangements with VCP or its affiliates, and will recuse myself from voting on any such matters.

--------------------------------------------------------------------------------


Signature of Employee : ______________________________________
Date: ____________________


Approved By:______________________________________________
Date:_____________________

Attachment K

                Miscellaneous Reporting under the Code of Ethics

Employees may utilize this attachment to report any disclosures/seek any approvals as specified by various provisions of the Code of Ethics.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Print Name _____________________________________________

Signature _______________________________________________

Date ___________________________________________________



------------------------------------------------
Reviewed by:  _______________________________

Date of Review: _____________________________

Exception(s) Noted:   _____ No     _____ Yes

If Yes, Describe:  __________________________

------------------------------------------------

Attachment L

                                   GIFT REPORT

To hold to the highest standards of conduct and refrain from any real or perceived conflicts of interest, employees may not accept ANY investment opportunities, gifts or other gratuities from individuals seeking to conduct business with VALHALLA CAPITAL PARTNERS, or on behalf of an advisory client. Employees also may not accept gifts from a single giver. Employees may attend business meals, sporting events and other entertainment events ONLY at the expense of the Employee. The expense may be submitted to VALHALLA CAPITAL PARTNERS for reimbursement subject to VALHALLA CAPITAL PARTNERS' expense reimbursement policy. Any unsolicited gifts must be returned to the giver at VALHALLA CAPITAL PARTNERS expense. If the gift cannot be returned, the gift will be anonymously donated to a charity.

Employee(s) Receiving/Giving the Gift:
________________________________________________________________________________

Describe the Gift:  ____________________________________________________________

Approximate Total Dollar Amount of Gift:             $__________________

Receiver/Giver of the Gift:
________________________________________________________________________________

Is the Receiver of the Gift an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _________              No __________

Has Employee Received/Given Additional Gifts from Receiver/Giver within the Past 12 Months? If yes, list the gifts received/given and the approximate Value of the Gifts:
________________________________________________________________________________

Relationship of Receiver/Giver to VALHALLA CAPITAL PARTNERS and/or Employee(s):

________________________________________________________________________________

Reason (if known) the Gift will be given by/given to VALHALLA CAPITAL PARTNERS and/or Employee(s):
________________________________________________________________________________







--------